UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on the Current Report on Form 8-K filed by Sunnova Energy International Inc. (the “Company”) on June 9, 2025, on June 8, 2025, the Company, Sunnova Energy Corporation (“SEC”) and Sunnova Intermediate Holdings, LLC (together with the Company and SEC, the “Debtors”) each filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). In connection with the Chapter 11 Cases, the Company and certain of its subsidiaries, as applicable, entered into the following agreements.

TEPH Credit Agreement

On June 8, 2025, Sunnova TEP Holdings, LLC, a Delaware limited liability company (“Sunnova TEP Holdings”), entered into that certain Third Amended and Restated Credit Agreement (the “TEPH Credit Agreement”) with Sunnova TE Management, LLC, as facility administrator, Computershare Trust Company, National Association, as paying agent, U.S. Bank National Association, as verification agent, and Atlas Securitized Products Administration, L.P., as administrative agent. Capitalized terms used but not otherwise defined in this “TEPH Credit Agreement” section of this Current Report on Form 8-K (the “Current Report”) shall have the meanings given to them in the TEPH Credit Agreement. As of the Third Amendment and Restatement Date, the Aggregate Commitment under the TEPH Credit Agreement was reduced to $0. Notwithstanding the reduction of the Aggregate Commitment to $0, certain members of the Class A Lender Group and the Class A-B Lender Group committed to provide Incremental Class A Advances and Class A-B Advances, subject to certain conditions precedent to funding and additional restrictions on the use of the proceeds of such Incremental Class A Advances and Class A-B Advances.

The foregoing summary of the TEPH Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the TEPH Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

TEPH Asset Purchase Agreement

On June 8, 2025, the Company entered into an Asset Purchase Agreement (the “TEPH Asset Purchase Agreement”) with SEC, Sunnova TEP Developer, LLC, a Delaware limited liability company (“Sunnova TEP Developer”), Sunnova TEP Holdings and Sunnova TEP Holdings Subsidiary, LLC, a Delaware limited liability company, pursuant to which, subject to the terms and conditions set forth in the TEPH Asset Purchase Agreement, Sunnova TEP Holdings agreed to acquire certain assets related to (a) the right to receive title to certain systems, solar agreements, and contracts associated therewith, (b) right, title, and interest in certain uncompleted systems owned by SEC or Sunnova TEP Developer for which SEC and Sunnova TEP Developer paid to the applicable dealers amounts that were borrowed by Sunnova TEP Holdings under the Sunnova TEP Holdings credit facility, and (c) the right to settle all claims among SEC or Sunnova TEP Developer and dealers regarding or relating to the payment of outstanding amounts owed by SEC or Sunnova TEP Developer to such dealers (collectively, the “Company Assets” and such acquisition of the Company Assets, the “TEPH Transaction”), for aggregate consideration in an amount in cash equal to $15 million.

The TEPH Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the TEPH Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the TEPH Asset Purchase Agreement, the performance by each party of its obligations under the TEPH Asset Purchase Agreement and the accuracy of each party’s representations, subject to certain materiality qualifiers.
The TEPH Asset Purchase Agreement may be terminated by either party in certain scenarios, including for breach or upon failure to obtain Bankruptcy Court approval.

Solar Power System Purchase Agreement

On June 9, 2025, Sunnova TEP Developer entered into that certain Solar Power System Purchase Agreement (the “Solar Power System Purchase Agreement”) with Lennar Homes, LLC, a Florida limited liability company (“Lennar”), pursuant to which, subject to the terms and conditions set forth in the Solar Power System Purchase Agreement, Lennar agreed to acquire (i) certain liabilities pertaining to certain system leases, system sale contracts and storage system sale contracts, and (ii) certain assets related to installed systems, warranties from manufacturers or suppliers of the installed systems, and rights to use easements (collectively, the “New Home WIP Assets” and such acquisition of the New Home WIP Assets, the “New Home WIP Transaction”), for aggregate consideration in an amount in cash equal to approximately $16 million.

The Solar Power System Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the New Home WIP Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Solar Power System Purchase Agreement, the performance by each party of its obligations under the Solar Power System Purchase Agreement and the accuracy of each party’s representations, subject to certain materiality qualifiers.

The Solar Power System Purchase Agreement may be terminated by either party in certain scenarios, including for breach or upon failure to obtain Bankruptcy Court approval.

The foregoing summaries of the TEPH Asset Purchase Agreement and the Solar Power System Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the TEPH Asset Purchase Agreement and the Solar Power System Purchase Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

The representations, warranties and covenants set forth in the TEPH Asset Purchase Agreement and the Solar Power System Purchase Agreement have been made only for purposes of such respective agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the TEPH Asset Purchase Agreement and the Solar Power System Purchase Agreement may change after the date of such respective agreement and do not purport to be accurate as of the date of this Current Report. Accordingly, investors should not rely upon the representations and warranties in the TEPH Asset Purchase Agreement and the Solar Power System Purchase Agreement as statements of factual information.

Item 7.01. Regulation FD Disclosure.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by Kroll at https://restructuring.ra.kroll.com/Sunnova or by contacting Kroll at SunnovaInfo@ra.kroll.com or by calling toll-free at 888-975-5436 or +1‑646‑930‑468 for calls originating outside of the U.S. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities and Forward-Looking Statements

The Company cautions that trading in its securities (including, without limitation, the Company’s common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

This Current Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Debtors’ continued operation of the business; the Company’s expectation to be granted “first day” motions and the ability to pay for continuing obligations, including, but not limited to, employee wages, vendors, suppliers for goods, services, taxes, and insurance; and any assumptions underlying any of the foregoing. All statements, other than statements of historical fact, are forward-looking statements. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to fund its planned operations and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on the Company’s business, financial condition and results of operations; the Company’s ability to improve its liquidity and long‑term capital structure and to address its debt service obligations; the Company’s ability to maintain relationships with customers, employees and other third parties as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and the interests of various constituents, including holders of the Company’s common stock; the Company’s ability to obtain court approvals with respect to motions filed or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risk associated with third-party motions in the Chapter 11 Cases; the Company’s ability to maintain the listing of its common stock on the NYSE, and the resulting impact of a delisting; the Company’s ability to negotiate and confirm a sale of its assets under Section 363 of the Bankruptcy Code; and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1*
Asset Purchase Agreement, dated June 8, 2025, by and among Sunnova Energy International Inc., Sunnova Energy Corporation, Sunnova TEP Developer, LLC, Sunnova TEP Holdings, LLC and Sunnova TEP Holdings Subsidiary, LLC.

10.2*	Solar Power System Purchase Agreement, dated June 9, 2025, by and between Sunnova TEP Developer, LLC and Lennar Homes, LLC.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
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*    Certain portions of this exhibit that constitute confidential information have been redacted in accordance with Item 601(b)(10) of Regulation S-K. We agree to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: June 9, 2025	By:	/s/ David Searle
Name: David Searle
Title: Executive Vice President, General Counsel, and Chief Compliance Officer